UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________________

FORM 8-K/A

 ________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue

Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement (the “GOLQ Licensing Agreement”) with GoLogiq, Inc. (“GOLQ”) whereby GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described therein (the “Term”).

On March 28, 2024 (the “Effective Date”), the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”). Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company. In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company agreed to grant GOLQ a warrant (the “Warrant”) to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant Shares”) for a price equal to $0.01 per share (the “Exercise Price”).

On April 18, 2024, the Company issued the Warrant under the terms of the Amendment. GOLQ may exercise the Warrant upon the terms and subject to the limitations on exercise and the conditions in the Warrant, at any time on or after October 18, 2024, (the “Initial Exercise Date”) and on or prior to the earlier of (i) 5:00 p.m. (New York City time) on April 18, 2027 and (ii) the date that is thirty (30) days following the tenth (10th) consecutive Trading Day whereby the closing sale price for the common stock of the Company has closed at or above $5.00 as reported on the Nasdaq National Market (the “Termination Date”) at an exercise price of $0.01 per common share, or via cashless exercise at the Termination Date. Further, the Amendment contains a beneficial ownership provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 4.99% or, upon election by GOLQ prior to the issuance of any Warrants, 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Further, GOLQ shall not have the right to exercise any portion of the Warrant, to the extent that after giving effect to such issuance after exercise, the Warrant Shares together with the shares issuable under the GOLQ Licensing Agreement, exceed 19.99% of the then issued and outstanding shares of the Company.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The form of the Warrant is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of this document is subject to, and qualified in their entirety by, such document, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 related to the Warrant and the shares of Common Stock issuable thereunder is incorporated herein by reference into this Item 3.02.

Exhibit No.	Description
2.1*	Form of Warrant

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recruiter.com Group, Inc.

Date: April 22, 2024	By:	/s/ Miles Jennings
Miles Jennings
Chief Financial Officer

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